SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

POST-EFFECTIVE
AMENDMENT NO. 3
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CRITICAL PATH, INC.

(Exact name of registrant as specified in its charter)

California	91-1788300

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

350 The Embarcadero, San Francisco, CA 94105

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	None

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: N/A
Securities to be registered pursuant to Section 12(g) of the Act:

Series C Participating Preferred Stock, $0.001 par value per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

Item 1 is hereby amended by adding the following paragraph:

     Effective June 24, 2004, Critical Path, Inc. (the “Company”) and Computershare Trust Company, Inc. (“Computershare”) amended (“Amendment No. 5”) the Preferred Stock Rights Agreement, dated as of March 19, 2001, between the Company and Computershare, as Rights Agent, as amended by Amendment No. 1, dated as of November 6, 2001 (“Amendment No. 1”), Amendment No. 2, dated as of November 18, 2003 (“Amendment No. 2”), Amendment No. 3, dated as of January 16, 2004 (“Amendment No. 3”) and Amendment No. 4, dated as of March 9, 2004 (“Amendment No. 4”) (collectively, the “Rights Agreement”). The following paragraphs summarize the principal amendments to the Rights Agreement as effectuated by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4 and Amendment No. 5. Capitalized terms not defined herein have the meanings as set forth in the Rights Agreement, which is provided as Exhibits 4.1 to 4.6 hereto.

1.	Under Amendment No. 1, the definition of Acquiring Person was revised to exclude General Atlantic Partners 74, L.P., GAP Coinvestment Partners II, L.P., and GapStar, LLC (referred to collectively with their respective Affiliates and Associates as “GAP”), Vectis CP Holdings, LLC (referred to collectively with their respective Affiliates and Associates as “Vectis”) and Cenwell Limited and Campina Enterprises Limited (referred to collectively with their respective Affiliates and Associates as “Cenwell”) as a result of the execution of that certain Stock and Warrant Purchase Agreement, dated November 8, 2001, among the Company and the Purchasers named therein or as a result of any of the transactions contemplated by such agreement.

2.	Under Amendment No. 2, the definition of Acquiring Person was revised to exclude Cenwell, Great Affluent Limited, Lion Cosmos Limited and Dragonfield Limited (referred to collectively with respective Affiliates and Associates and together with Cenwell, the “Cenwell Group”), GAP and Vectis as a result of the execution of that certain Convertible Note Purchase and Exchange Agreement, dated November 18, 2003, among the Company, GAP and the Cenwell Group or as a result of any of the transactions contemplated by such agreement.

3.	Under Amendment No. 3, the definition of Acquiring Person was revised to exclude Permal U.S. Opportunities Limited, Zaxis Equity Neutral, L.P., Zaxis Institutional Partners, L.P., Zaxis Offshore Limited and Zaxis Partners, L.P., (referred to collectively with their Affiliates and Associates as “Apex”) as a result of the execution of the Convertible Note Purchase Agreement, dated January 16, 2004, among the Company and the Lenders named therein or as a result of any of the transactions contemplated by such agreement.

4.	Under Amendment No. 4, the definition of Acquiring Person was revised to exclude Apex as a result of the execution of the Convertible Note Purchase Agreement, dated March 9, 2004, among the Company and the Lenders named therein or as a result of any of the transactions contemplated by such agreement.

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5.	Under Amendment No. 5, the definition of Acquiring Person was revised to exclude Peter Kellner (referred to collectively with his Affiliates and Associates as “Kellner”) as a result of his participation in that certain rights offering of the Company as described in the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on December 24, 2003, as amended or supplemented (the “Rights Offering”) or as a result of any of the transactions contemplated by the Rights Offering.

Item 2. Exhibits.

The following exhibits are filed as a part of this Registration Statement:

4.1	Preferred Stock Rights Agreement dated as of March 19, 2001 between Critical Path, Inc. and Computershare Trust Company, Inc., including the Certificate of Determination, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively (filed as Exhibit 4.5 to the Company’s Registration Statement on Form 8-A (File No. 000-25331) and incorporated herein by reference).

4.2	Amendment No. 1 to Preferred Stock Rights Agreement dated as of November 6, 2001 between Critical Path, Inc. and Computershare Trust Company, Inc., as Rights Agent (filed as Exhibit 4.2 to the Amendment No. 1 to the Company’s Registration Statement on Form 8-A (File No. 000-25331) and incorporated herein by reference).

4.3	Amendment No. 2 to Preferred Stock Rights Agreement dated as of November 18, 2003 between Critical Path, Inc. and Computershare Trust Company, Inc., as Rights Agent (filed as Exhibit 4.3 to Amendment No. 1 to the Company’s Registration Statement on Form 8-A (File No. 000-25331) and incorporated herein by reference).

4.4	Amendment No. 3 to Preferred Stock Rights Agreement dated as of January 16, 2004 between Critical Path, Inc. and Computershare Trust Company, Inc., as Rights Agent (filed as Exhibit 4.4 to Amendment No. 1 to the Company’s Registration Statement on Form 8-A (File No. 000-25331) and incorporated herein by reference).

4.5	Amendment No. 4 to Preferred Stock Rights Agreement dated as of March 9, 2004 between Critical Path, Inc. and Computershare Trust Company, Inc., as Rights Agent (filed as Exhibit 4.5 to Amendment No. 2 to the Company’s Registration Statement on Form 8-A (File No. 000-25331) and incorporated herein by reference).

4.6	Amendment No. 5 to Preferred Stock Rights Agreement dated as of June 24, 2004 between Critical Path, Inc. and Computershare Trust Company, Inc., as Rights Agent (filed as Exhibit 4.6 to this Amendment No. 3 to the Company’s Registration Statement on Form 8-A (File No. 000-25331)).

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SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

     Dated: June 24, 2004

CRITICAL PATH, INC.
By /s/ Michael J. Zukerman
Name:	Michael J. Zukerman
Title:	Executive Vice President, General Counsel and Secretary

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INDEX TO EXHIBITS

Exhibit
Number	Exhibit
4.1	Preferred Stock Rights Agreement dated as of March 19, 2001 between Critical Path, Inc. and Computershare Trust Company, Inc., including the Certificate of Determination, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively (filed as Exhibit 4.5 to the Company’s Registration Statement on Form 8-A (File No. 000-25331) and incorporated herein by reference).

4.2	Amendment No. 1 to Preferred Stock Rights Agreement dated as of November 6, 2001 between Critical Path, Inc. and Computershare Trust Company, Inc., as Rights Agent (filed as Exhibit 4.2 to Amendment No. 1 to the Company’s Registration Statement on Form 8-A (File No. 000-25331) and incorporated herein by reference).

4.3	Amendment No. 2 to Preferred Stock Rights Agreement dated as of November 18, 2003 between Critical Path, Inc. and Computershare Trust Company, Inc., as Rights Agent (filed as Exhibit 4.3 to Amendment No. 1 to the Company’s Registration Statement on Form 8-A (File No. 000-25331) and incorporated herein by reference).

4.4	Amendment No. 3 to Preferred Stock Rights Agreement dated as of January 16, 2004 between Critical Path, Inc. and Computershare Trust Company, Inc., as Rights Agent (filed as Exhibit 4.4 to Amendment No. 1 to the Company’s Registration Statement on Form 8-A (File No. 000-25331) and incorporated herein by reference).

4.5	Amendment No. 4 to Preferred Stock Rights Agreement dated as of March 9, 2004 between Critical Path, Inc. and Computershare Trust Company, Inc., as Rights Agent (filed as Exhibit 4.5 to Amendment No. 2 to the Company’s Registration Statement on Form 8-A (File No. 000-25331) and incorporated herein by reference).

4.6	Amendment No. 5 to Preferred Stock Rights Agreement dated as of June 24, 2004 between Critical Path, Inc. and Computershare Trust Company, Inc., as Rights Agent (filed as Exhibit 4.6 to this Amendment No. 3 to the Company’s Registration Statement on Form 8-A (File No. 000-25331)).

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